Exhibit 99.1

Everspin Reports Unaudited Second Quarter 2024 Financial Results

Q2’24 revenue of $10.6 million in-line with guidance

Chandler, AZ, July 31, 2024 — Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of magnetoresistive random access memory (MRAM) persistent memory solutions, today announced preliminary unaudited financial results for the second quarter ended June 30, 2024.

“Our second quarter revenue and GAAP net loss per basic share came in in-line with our guidance,” said Sanjeev Aggarwal, President and Chief Executive Officer. “Despite a slower start to the year, we continue to see a path towards a stronger second half supported by design wins with our PERSYST 4Mb to 128Mb STT-MRAM product family, especially in the European and Asia Pacific regions where we experienced our highest design activity.”

Second Quarter 2024 Results

●	Total revenue of $10.6 million, compared to $15.7 million in the second quarter of 2023.
●	MRAM product sales, which includes both Toggle and STT-MRAM revenue, of $9.9 million, compared to $13.4 million in the second quarter of 2023.
●	Licensing, royalty, patent, and other revenue of $0.7 million, compared to $2.3 million in the second quarter of 2023.
●	Gross margin of 49.0%, compared to 58.4% in the second quarter of 2023.
●	GAAP operating expenses of $8.0 million, compared to $7.6 million in the second quarter of 2023.
●	GAAP net loss of $2.5 million, or $0.12 per basic share, compared to net income of $3.9 million, or $0.18 per diluted share, in the second quarter of 2023.
●	Adjusted EBITDA of a loss of $0.2 million, compared to $5.4 million in the second quarter of 2023.

“We are pleased to end the quarter with a strong balance sheet that remains debt free and the $1.7 million cash flow from operations we generated in the quarter,” said Matt Tenorio, Everspin’s Interim Chief Financial Officer. “Looking ahead to the third quarter, we anticipate a ramp in revenue and design wins and have observed signs of recovery in inventory consumption of our customers.”

Business Outlook

For the third quarter 2024, Everspin expects total revenue in a range of $11.5 million to $12.5 million and GAAP net loss per basic share to be between $0.05 and $0.10.

This outlook is dependent on Everspin's current expectations, which may be impacted by, among other things, evolving external conditions, such as pandemics or endemics, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including due to the military conflict between Russia and Ukraine, instability in the Middle East, recent market volatility, semiconductor downturn and the other risk factors described in Everspin's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures

Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Adjusted EBITDA, which is a non-GAAP financial measure. Everspin defines Adjusted EBITDA as net income adjusted for interest expense, taxes, depreciation and amortization, stock-based compensation expense, and restructuring costs (if any).

Everspin’s management and board of directors use Adjusted EBITDA to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that Adjusted EBITDA provides useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, net income reported in accordance with GAAP. Moreover, other companies may define Adjusted EBITDA differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Conference Call

Everspin will host a conference call for analysts and investors on Wednesday, July 31, 2024, at 5:00 p.m. Eastern Time.

Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.everspin.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial IoT, data centers and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for third quarter 2024 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, and its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these  expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of       new information, future events or otherwise, except as required by law.

Investor Relations:

Monica Gould

The Blueshirt Group

T: 212-871-3927

ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$36,764	$36,946
Accounts receivable, net	10,114	11,554
Inventory	7,987	8,391
Prepaid expenses and other current assets	517	988
Total current assets	55,382	57,879
Property and equipment, net	3,790	3,717
Right-of-use assets	5,182	5,495
Other assets	211	212
Total assets	$64,565	$67,303

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,950	$2,916
Accrued liabilities	1,760	4,336
Deferred revenue	—	336
Lease liabilities, current portion	1,275	1,190
Total current liabilities	4,985	8,778
Lease liabilities, net of current portion	3,996	4,390
Long-term income tax liability	162	214
Total liabilities	$9,143	$13,382
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 21,656,683 and 21,080,472 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	195,774	191,569
Accumulated deficit	(140,354)	(137,650)
Total stockholders’ equity	55,422	53,921
Total liabilities and stockholders’ equity	$64,565	$67,303

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Operations and Comprehensive (Loss) Income

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Product sales	$9,887	$13,406	$20,747	$27,183
Licensing, royalty, patent, and other revenue	749	2,341	4,319	3,410
Total revenue	10,636	15,747	25,066	30,593
Cost of product sales	5,235	6,090	11,238	12,213
Cost of licensing, royalty, patent, and other revenue	185	464	452	757
Total cost of sales	5,420	6,554	11,690	12,970
Gross profit	5,216	9,193	13,376	17,623
Operating expenses:[1]
Research and development	3,457	2,708	6,875	5,907
General and administrative	3,254	3,507	7,290	6,727
Sales and marketing	1,324	1,355	2,630	2,670
Total operating expenses	8,035	7,570	16,795	15,304
(Loss) income from operations	(2,819)	1,623	(3,419)	2,319
Interest expense	—	—	—	(63)
Other income, net	393	2,262	791	2,390
Net (loss) income before income taxes	(2,426)	3,885	(2,628)	4,646
Income tax (expense) benefit	(76)	—	(76)	—
Net (loss) income and comprehensive (loss) income	$(2,502)	$3,885	$(2,704)	$4,646
Net (loss) income per common share:
Basic	$(0.12)	$0.19	$(0.13)	$0.23
Diluted	$(0.12)	$0.18	$(0.13)	$0.22
Weighted average shares of common stock outstanding:
Basic	21,566,863	20,657,404	21,409,611	20,554,769
Diluted	21,566,863	21,234,253	21,409,611	21,068,059

[1]Operating expenses include stock-based compensation as follows:
Research and development	$689	$503	$1,269	$949
General and administrative	980	624	1,960	1,235
Sales and marketing	193	133	347	236
Total stock-based compensation	$1,862	$1,260	$3,576	$2,420

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(2,704)	$4,646
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	795	617
Gain on sale of property and equipment	—	(15)
Stock-based compensation	3,576	2,420
Loss on prepayment and termination of credit facility	—	170
Non-cash warrant revaluation	—	23
Non-cash interest expense	—	26
Income tax benefit of long term tax liability	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,440	1,639
Inventory	404	(662)
Prepaid expenses and other current assets	471	193
Other assets	1	—
Accounts payable	(595)	(741)
Accrued liabilities	(2,628)	(701)
Deferred revenue	(336)	(96)
Lease liabilities, net	4	12
Net cash provided by operating activities	428	7,531
Cash flows from investing activities
Purchases of property and equipment	(1,239)	(1,063)
Proceeds received from sale of property and equipment	—	15
Net cash used in investing activities	(1,239)	(1,048)
Cash flows from financing activities
Payments on long-term debt	—	(2,790)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	629	342
Net cash provided by (used in) financing activities	629	(2,448)
Net (decrease) increase in cash and cash equivalents	(182)	4,035
Cash and cash equivalents at beginning of period	36,946	26,795
Cash and cash equivalents at end of period	$36,764	$30,830
Supplementary cash flow information:
Interest paid	$—	$37
Operating cash flows paid for operating leases	$699	$692
Financing cash flows paid for finance leases	$28	$6
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for finance lease liabilities	$297	$—
Purchases of property and equipment in accounts payable and accrued liabilities	$75	$—

EVERSPIN TECHNOLOGIES, INC.

Reconciliation of Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA reconciliation:
Net (loss) income	$(2,502)	$3,885	$(2,704)	$4,646
Depreciation and amortization	397	284	795	617
Stock-based compensation expense	1,862	1,260	3,576	2,420
Interest expense	—	—	—	63
Income tax (benefit) expense	76	—	76	—
Adjusted EBITDA	$(167)	$5,429	$1,743	$7,746